Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our reports, dated February 24, 2009, incorporated herein by reference, with respect to Legg Mason Partners Corporate Bond Fund and Legg Mason Partners Government Securities Fund, each a series of the Legg Mason Partners Income Trust, as of December 31, 2008, and to the references to our firm under the headings “Financial highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 27, 2009

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report, dated February 24, 2009, incorporated herein by reference, with respect to Legg Mason Partners Global High Yield Bond Fund, a series of the Legg Mason Partners Income Trust, as of December 31, 2008, and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 27, 2009

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Income Trust

We consent to the use of our report, dated February 24, 2009, incorporated herein by reference, with respect to Legg Mason Partners Short-Term Bond Fund, a series of the Legg Mason Partners Income Trust, as of December 31, 2008, and to the references to our firm under the headings “Financial highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

April 27, 2009